Exhibit 4.10

AMENDMENT NO. 1 AND JOINDER TO
AMENDED AND RESTATED INTERCREDITOR AGREEMENT

AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "Agreement"), dated as of June 24, 2020 (the "Effective Date"), by and among LIBBEY INC., a Delaware corporation ("Holdings"), LIBBEY GLASS INC., a Delaware corporation (the "Company"), each of the Company Subsidiaries listed on the signature pages hereof, J.P. Morgan Europe Limited, in its capacity as administrative agent with respect to the Netherlands Revolving Loans under the Existing ABL Loan Agreement (in such capacity, including its successors and assigns from time to time, "Existing Netherlands ABL Agent") and in its capacity as a designated collateral agent for purposes of holding certain Collateral in connection with the DIP ABL Loan Agreement (in such capacity, together with its successors and assigns from time to time, "DIP ABL Sub-Agent"), JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the DIP ABL Loan Agreement, including its successors and assigns from time to time (together with DIP ABL Sub-Agent, the "DIP ABL Agent") and in its capacity as administrative agent under the Existing ABL Loan Agreement, including its successors and assigns from time to time (together with Existing Netherlands ABL Agent, the "Existing ABL Agent"), Cortland Capital Market Services LLC, in its capacity as collateral agent under the DIP Term Loan Agreement, including its successors and assigns from time to time in such capacity (in such capacity, the "DIP Term Agent") and in its capacity as collateral agent under the Existing Term Loan Agreement, including its successors and assigns from time to time in such capacity (in such capacity, the "Existing Term Agent"), Cortland Capital Market Services LLC, in its capacity as Specified Mexico Collateral Agent for the Specified Mexico Collateral Claimholders, and Cortland Capital Market Services LLC, in its capacity as Specified Portugal Collateral Agent for the Specified Portugal Collateral Claimholders. Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Intercreditor Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Company, each Company Subsidiary, the DIP ABL Agent, the Existing ABL Agent, the DIP Term Agent, the Existing Term Agent and the Specified Mexico Collateral Agent have entered into that certain Amended and Restated Intercreditor Agreement, dated as of June 3, 2020 (as amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, the "Intercreditor Agreement");

WHEREAS, Cortland Capital Market Services LLC ("Cortland") intends to join the Intercreditor Agreement as the Specified Portugal Collateral Agent; and

WHEREAS, the parties hereto desire to amend the Intercreditor Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     Joinder. The parties hereto hereby agree that Cortland, by its signature below, becomes the "Specified Portugal Collateral Agent" and a "Collateral Agent" under the Intercreditor Agreement with the same force and effect as if originally named therein and Cortland, in its capacity as "Specified Portugal Collateral Agent", hereby agrees to all of the terms and provisions of the Intercreditor Agreement applicable to it as the "Specified Portugal Collateral Agent" and a "Collateral Agent" thereunder. Each reference to a "Collateral Agent" in the Intercreditor Agreement shall be deemed to include Cortland, in its capacity as Specified Portugal Collateral Agent.

SECTION 2.     Amendments to Intercreditor Agreement. The Intercreditor Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: <~~stricken text~~>) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as reflected in the modifications identified in the document attached hereto as Exhibit A.

SECTION 3.     Condition of Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 4.     Reference to and Effect on the Intercreditor Agreement.

(a)     On and after the Effective Date, each reference in the Intercreditor Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Intercreditor Agreement shall mean and be a reference to the Intercreditor Agreement, as amended by this Agreement.

(b)     The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Claimholder, any Agent or any Collateral Agent under the Intercreditor Agreement, nor constitute a waiver of any provision of the Intercreditor Agreement.

SECTION 5.     Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words "execution," "signed," "signature," and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

SECTION 7.     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE AGREEMENT OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.     Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LIBBEY INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY GLASS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

SYRACUSE CHINA COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

WORLD TABLEWARE INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA4 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA3 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

THE DRUMMOND GLASS COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGC CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY.COM LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGFS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAC LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAU CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

LIBBEY EUROPE B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY INTERNATIONAL C.V., represented by its general partner LIBBEY GLASS INC.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Senior Vice President, General Counsel and Secretary

B.V. KONINKLIJKE NEDERLANDSCHE GLASFABRIEK LEERDAM

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY EUROPE FINANCE COMPANY B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY MEXICO HOLDINGS B.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Authorized Signatory

LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Attorney-In-Fact

[SIGNATURE PAGE TO AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

CRISA LIBBEY MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Attorney-In-Fact

CRISAL - CRISTALARIA AUTOMÁTICA S.A.

By:	/s/ Jennifer Michele Jaffee
Name:	Jennifer Michele Jaffee
Title:	Chairman of the Board of Directors with delegated powers

ABL Agent: JPMORGAN CHASE BANK, N.A., as Existing ABL Agent and DIP ABL Agent and not in its individual capacity

By:	/s/ Donna DiForio
Name:	Donna DiForio
Title:	Authorized Signatory

J.P. MORGAN EUROPE LIMITED, as Existing Netherlands ABL Agent and DIP ABL Sub-Agent and not in its individual capacity

By:	/s/ Matthew Sparkes
Name:	Matthew Sparkes
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Term Agent: CORTLAND CAPITAL MARKET SERVICES LLC, as Existing Term Agent and DIP Term Agent and not in its individual capacity

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

Specified Mexico Collateral Agent: CORTLAND CAPITAL MARKET SERVICES LLC, as Specified Mexico Collateral Agent and not in its individual capacity

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

Specified Portugal Collateral Agent: CORTLAND CAPITAL MARKET SERVICES LLC, as Specified Portugal Collateral Agent and not in its individual capacity

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 AND JOINDER TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT]